===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            NBC CAPITAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      [Logo of NBC Capital Corporation]


                                 March 17, 2000

Dear Fellow Shareholders:

  We cordially invite you to attend the annual meeting of shareholders of NBC Capital Corporation to be held at the National Bank of Commerce, Starkville Banking Center, 301 East Main Street, Starkville, Mississippi on April 11, 2000 at 5:00 p.m.

  The purposes of the meeting will be (1) to elect directors of NBC Capital Corporation to serve until the 2001 annual meeting and (2) to transact such other business as may properly come before the annual meeting or any adjournment thereof.

  We hope that you will be able to attend the meeting. Whether or not you plan to attend, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope.

  On behalf of the Board of Directors of NBC Capital Corporation, we urge you to vote for each of the nominees for director, and we look forward to seeing you at the meeting.

                                   Sincerely yours,

                                   /s/ Lewis F. Mallory, Jr.
                                   Lewis F. Mallory, Jr.,
                                   Chairman of the Board and Chief Executive
                                    Officer

                            NBC CAPITAL CORPORATION
                            Starkville, Mississippi

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 11, 2000

   The annual meeting of shareholders of NBC Capital Corporation will be held on Tuesday, April 11, 2000 at 5:00 p.m., at the Starkville Banking Center, 301 East Main Street, Starkville, Mississippi for the following purposes:

  1. To elect 23 directors of NBC Capital Corporation to serve until the 2001 annual meeting, or until their successors are duly elected and qualified.

  2. To transact such other business as may properly come before the annual meeting.

   The board of directors has fixed March 10, 2000 as the record date for voting at the annual meeting. Only shareholders of record of NBC Capital Corporation, at the close of business on that date, are entitled to receive notice of and to vote at the annual meeting or any adjournments or postponements of the meeting.

   Your vote is important. Please complete, sign, date and return the enclosed proxy card promptly whether or not you plan to be present at the meeting. A proxy may be revoked at any time before it is voted at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Hunter M. Gholson
                                          Hunter M. Gholson
                                          Secretary

March 17, 2000

                              MEETING INFORMATION

   You have received this proxy statement because the board of directors of NBC Capital Corporation ("NBC") is soliciting your proxy for the NBC 2000 annual meeting. Each copy of this proxy statement mailed to holders of NBC common stock is accompanied by a proxy card for use at the NBC meeting and at any adjournment of the meeting. Only holders of record of NBC common stock as of the close of business on March 10, 2000 are entitled to notice of and to vote at the meeting.

   At the meeting, shareholders will consider and vote upon:

  . the election of 23 directors to serve until the 2001 annual meeting; and

  . any other matters that are properly brought before the meeting or any adjournments of the meeting.

If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope.

Solicitation and Revocation of Proxies

   If you have delivered a proxy for the meeting, you may revoke it any time before it is voted by:

  . attending the meeting and voting in person;

  . giving written notice revoking your proxy to the corporate secretary prior to the date of the meeting; or

  . submitting a signed proxy card dated later than your initial proxy, and if it is received before the meeting, the later-dated proxy will be voted.

   The NBC board of directors will vote as directed all proxy cards received at or prior to the meeting and not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, we will vote your share(s) FOR approval of the list of nominees for director. If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote on those matters. The NBC board is not aware of any matter to be presented at the meeting other than the election of directors.

   The company will bear the cost of soliciting proxies from its shareholders. The company will solicit shareholder votes by mail, and possibly by telephone or other means of telecommunications. Directors, officers and employees of the company may also solicit shareholder votes in person. If these individuals solicit your vote in person, they will receive no additional compensation for doing so. NBC's stock transfer agent, SunTrust Bank, Atlanta, Georgia, will also assist in the solicitation of proxies from brokers and nominees of shareholders for the meeting. NBC estimates that fees and expenses of SunTrust will not exceed $7,500, plus out-of-pocket costs and expenses. NBC will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Record Date and Quorum

   The record date for the meeting is March 10, 2000. NBC shareholders of record as of the close of business on that day will receive notice of the meeting and will be able to vote at the meeting. As of March 10, 2000, there were 7,195,192 shares of NBC common stock outstanding and entitled to vote at the annual meeting.

   The presence in person or by proxy of a majority of the shares of NBC common stock is necessary to constitute a quorum at the meeting. Each share of NBC common stock outstanding on March 10, 2000 entitles its holder to one vote on any proposal that may properly come before the meeting, except for the election of directors. In the election of directors, shareholders are entitled to cumulate their votes. See the section titled "Election of NBC Directors" for voting procedures for electing directors.

   NBC will count common stock present in person at its meeting but not voting, and the shares of common stock represented by proxies but with respect to which holders of such shares have abstained, as present at the meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

   As of February 11, 2000, NBC directors and executive officers beneficially owned a total of 1,852,424 shares, or approximately 25.8%, of the outstanding shares of NBC common stock. These individuals have indicated that they will vote for each of the nominees for director listed in this proxy statement.

Recommendations of the Board of Directors of NBC

   The NBC board of directors recommends that the shareholders vote for each person listed as a nominee for the position of director in this proxy statement.

                           ELECTION OF NBC DIRECTORS

   At the annual meeting, NBC shareholders will elect 23 directors to serve until the 2001 annual meeting. The NBC Board of Directors has nominated the 23 persons listed on the proxy card, each of whom is currently an NBC director.

Voting Procedures

   NBC shareholders have cumulative voting rights in the election of directors. Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute the total votes, computed on the same principle, among as many candidates as the shareholder chooses. Because the number of directors to be elected is 23, a shareholder owning ten shares may cast 230 votes for one nominee, 23 votes for ten nominees or allocate the 230 votes among the several nominees in any manner. The 23 candidates receiving the highest number of votes cast will be elected.

   If a shareholder returns a properly signed and dated proxy card, but does not allocate votes or mark out the name of any nominee on the card, the proxy holders will vote all shares represented by proxy in favor of each of the 23 nominees, while reserving the right, however, to cumulate the votes represented by proxies and distribute them among the nominees, at their discretion. Otherwise, the signed proxy card will be voted as indicated on the card. If, for any reason, one or more of the nominees should not be available as a candidate for director, an event that the NBC board does not anticipate, the proxy holders will vote for such other candidate or candidates as may be nominated by the board of directors, and discretionary authority to do so is included in the proxy card. If shareholders attending the NBC meeting cumulate their votes such that all of the nominees cannot be elected, then the proxy holders will cumulate votes to elect as many of the Board's nominees as possible.

Information About the Board's Nominees

   The following table provides certain information about the 23 nominees for director of NBC. Information about each nominee has been furnished to NBC by the nominee.

   The Board of Directors recommends a vote "FOR" the election of all the nominees.

    Name and Address     Age Director            Principal Occupation
    ----------------     --- --------            --------------------
Mark A. Abernathy(1)....  43   1994   President and Chief Operating Officer,
 2007 Woodlake Dr.                    National Bank of Commerce and NBC
 Starkville, MS 39759

David Byars(2)..........  46   1998   President, Byars Furniture, Philadelphia,
 319 Byrd Ave.                        MS
 Philadelphia, MS 39350

Robert L. Calvert,
 III(1)(2)..............  60   1999   President, Calvert Spalding Engineers,
 931 East Main Street                 Inc., Robert L. Calvert Consulting
 West Point, MS 39773                 Engineers, Inc., and C & H Properties,
                                      Inc., West Point, MS
Robert A.
 Cunningham(1)..........  54   1990   Planter, Brooksville, MS
 340 Deerbrook Rd.
 Brooksville, MS 39739

Robert S. Caldwell,
 Jr.(5).................  58   1999   President, Caldwell Furniture & Properties
 1708 Chickasaw Dr.                   and Brownwell Realty
 Columbus, MS 39705

J. Nutie Dowdle.........  56   1990   President, Dowdle Butane Gas Co., Inc. and
 521 Huckleberry Hills                Wholesale LP Gas Co., Columbus, MS
 Columbus, MS 39701

Clifton B. Fowler.......  51   1991   President, National Bank of Commerce,
 1306 South Montgomery                Starkville Banking Center and Vice
 Starkville, MS 39759                 President, NBC

James C. Galloway,
 Jr.(2)(6)..............  47   1997   President, Galloway-Chandler-McKinney
 551 Timber Creek Dr.                 Insurance Agency, Inc., and Magnolia
 Columbus, MS 39702                   Financial Services Corporation, Columbus,
                                      MS

Hunter M. Gholson(1)....  67   1974   Attorney at Law, Gholson, Hicks & Nichols,
 1100 6th Street North                Columbus, MS
 Columbus, MS 39701

E. Frank Griffin,
 III(5).................  62   1999   Vice Chairman, National Bank of Commerce
 45 Holloman Dr.                      and NBC
 Columbus, MS 39701

Bobby L. Harper(1)......  58   1977   Executive Vice President, Banking Center
 1524 Briarwood Circle                Administration, National Bank of Commerce
 Columbus, MS 39701                   and Chairman of Executive Committee, NBC

Robert S. Jones(1)......  68   1973   President, Fletcher-Jones, Inc., Columbus,
 803 19th Ave. North                  MS
 Columbus, MS 39701

Lewis F. Mallory,
 Jr.(1).................  57   1969   Chairman of the Board and Chief Executive
 513 Greensboro St.                   Officer, National Bank of Commerce and NBC
 Starkville, MS 39759

    Name and Address     Age Director            Principal Occupation
    ----------------     --- --------            --------------------
Robert D. Miller(1).....  70   1975   Certified Public Accountant, R.D. Miller &
 Treas Lake Rd.                       Co., C.P.A., Aberdeen, MS
 Aberdeen, MS 39730

Ralph E. Pogue(2).......  70   1979   Attorney at Law, Pogue and Faulks,
 701 Lakewood Drive                   Aberdeen, MS
 Aberdeen, MS 39730

Thomas J. Prince, Jr....  58   1990   Executive Vice President, Division Manager
 117 Dover Court                      of Consumer Financial Services, National
 Starkville, MS 39759                 Bank of Commerce and Vice President, NBC

James R. Prude(1)(3)....  46   1994   Independent Bank Consultant and Vice
 6154 Park Lane                       President, Scribner Equipment Company,
 Dallas, TX 75225                     Inc., Amory, MS

Sarah Scribner
 Prude(1)(3)............  73   1987   Secretary-Treasurer, Scribner Equipment
 Highway 25 South                     Company, Inc., Amory, MS
 Amory, MS 38821

Allen B. Puckett,
 III(1)(2)..............  49   1987   President, Columbus Brick Company,
 Jolly Road                           Columbus, MS
 Columbus, MS 39705

Dr. James C. Ratcliff...  68   1978   Retired Physician, Brooksville, MS
 East Depot Street
 Brooksville, MS 39739

Sammy J. Smith(2)(4)....  60   1977   Owner, Smith & Byars Men's Clothing,
 20 Tally Ho Drive                    Starkville, MS
 Starkville, MS 39759

H. Stokes Smith(2)(4)...  63   1999   President, Smith & Byars Clothiers,
 708 East Main Street                 Columbus, MS
 West Point, MS 39773

Henry S. Weiss(1)(2)....  69   1988   President, Industrial Fabricator, Inc. and
 455 Waring Road                      Columbus Scrap Metal Co., Inc., Columbus,
 Columbus, MS 39701                   MS

--------
(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Mr. Prude is the son of Ms. Sarah Scribner Prude.
(4) Mr. Sammy J. Smith and Mr. H. Stokes Smith are brothers.
(5) Director added to the board of directors as a result of the August 31, 1999 acquisition of FFBS Bancorp, Inc., and received committee appointments as of September 1999.
(6) Mr. Galloway's company was acquired by NBC as of September 30, 1999. As a result, he resigned his position on the Audit Committee in October 1999. He did not attend any Audit Committee meetings after he became an employee of NBC.

Meetings and Committees of the Board of Directors

   The board meets on the second Wednesday of each month with the exception of April, in which the annual shareholders meeting is generally held. During the fiscal year ended December 31, 1999, the board met 11 times. Each such meeting was a regular meeting. Each director attended at least 75% of the aggregate of all meetings held by the board and the committees on which he or she served, with the exception of Allen B. Puckett, III.

   The board has established various standing committees, including the executive committee, the audit committee, the corporate responsibility committee, the salary committee, and the trust investment committee.

These committees generally meet either monthly or quarterly and at call. The reports and minutes of the committees are received and considered by the board at its regular meetings. The board does not have a standing nominating committee.

   The audit committee supervises NBC's internal audit function and general auditor, directs an examination of NBC's affairs at least annually and reviews regulatory examination reports on NBC and its subsidiaries, internal audit and loan review reports and audit reports issued by NBC's independent auditors. The audit committee does not have a charter; however, the Board is currently considering a charter for adoption in the near future. The audit committee held four meetings during 1999.

   The salary committee reviews and recommends salaries, bonuses and other compensation of certain officers of NBC and its subsidiaries, reviews and approves certain compensation plans and policies for employees of NBC and its subsidiaries and administers NBC's executive compensation plans. The salary committee also supervises compliance by NBC and its subsidiaries with laws and regulations relating to hiring, promotion and welfare and benefits of employees of NBC and its subsidiaries and assists executive management with management development and succession plans for NBC and its subsidiaries. The salary committee held three meetings during 1999.

   The executive committee has broad power and authority to consider issues and make decisions on behalf of the board of directors. It does not have the power to appoint directors between annual meetings or to declare dividends. Additionally, the executive committee would have no authority over matters delegated to another committee by the board. The executive committee held twelve meetings during 1999.

Compensation of Directors

   During 1999, each non-employee director of NBC received a $9,000 retainer and $550 for attendance at each meeting of a committee of the board of directors of which he or she was a member. The secretary of the board received an additional retainer of $28,200 and each member of the executive committee received an additional retainer of $7,500. Directors who are employees of NBC are not compensated for serving on the board of directors or any of its constituent committees.

Stock Ownership of Directors, Officers and Principal Shareholders

   The following table shows, as of February 11, 2000, the number of shares of NBC's common stock beneficially owned by (i) each person known by NBC to be the beneficial owner of more than five percent of the outstanding shares of NBC common stock, (ii) all directors and nominees, (iii) all executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated (subject to any applicable community property laws).

                                                      Number of
                                                        Shares
                                                     Beneficially  Percentage
                        Name                           Owned(A)   Ownership(B)
                        ----                         ------------ ------------
Mark Abernathy(1)...................................      9,156          *
David Byars(2)......................................      5,674          *
Robert S. Caldwell(3)...............................     43,791          *
Robert L. Calvert, III(4)...........................     85,964        1.2
Robert A. Cunningham(5).............................     81,804        1.1
J. Nutie Dowdle.....................................     77,207        1.1
Clifton B. Fowler(6)................................      6,944          *
James C. Galloway, Jr...............................     66,386        1.0
Hunter M. Gholson(7)................................     65,336        1.0
E. Frank Griffin, III(8)............................     35,535          *
Bobby L. Harper(9)..................................     24,802          *
Robert S. Jones.....................................     22,388          *
Lewis F. Mallory, Jr.(10)...........................     76,606        1.1
Robert D. Miller....................................     15,341          *
Ralph E. Pogue......................................     15,584          *
Thomas J. Prince, Jr.(11)...........................     11,106          *
James R. Prude(12)(13)(14)..........................    370,492        5.2
Sarah Scribner Prude(12)(14)........................    846,440       11.8
Allen B. Puckett, III(15)...........................    142,392        2.0
Dr. James C. Ratcliff(16)...........................      5,748          *
H. Stokes Smith(17).................................     26,188          *
Sammy J. Smith......................................      4,476          *
Henry S. Weiss......................................     49,133        1.0
Richard T. Haston(18)...............................      1,058          *
Directors and executive officers as a group (27
 persons)(19).......................................  1,852,424       25.8%

--------
  *  Less than one percent
(A) Includes shares as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) under the Securities Exchange Act of 1934.
(B)  Based upon 7,195,192 shares of common stock outstanding.
(1) Includes 291 shares held by NBC's employee stock ownership plan with respect to which Mr. Abernathy has voting power. Also, includes 1,306 shares owned by Mr. Abernathy's wife, as to which he disclaims beneficial ownership.
(2) Includes 1,887 shares owned by Mr. Byars' wife, 1,000 shares over which Mr. Byars serves as custodian for his children, and 1,425 shares held through a profit sharing plan, as to all of which Mr. Byars exercises investment and voting control. Also includes 1,037 shares held in a family trust over which Mr. Byars is trustee and exercises investment and voting control.
(3) Includes 3,502 shares for which Mr. Caldwell serves as custodian for his children over which he exercises investment and voting control. Also includes exercisable options for 5,768 shares, over which he has no investment or voting control.

 (4) Includes 71,357 shares held by a company over which Mr. Calvert has sole investment and voting control, and 13,436 shares owned by Mr. Calvert's wife, as to which he disclaims beneficial ownership.
 (5) Includes 16,372 shares held in a trust with respect to which Mr. Cunningham has shared voting and investment power and 54,548 shares owned by partnership as to which Mr. Cunningham has sole voting and investment power.
 (6) Includes 1,196 shares held by NBC's employee stock ownership plan with respect to which Mr. Fowler has voting power, and 160 shares as to which Mr. Fowler is a custodian for his child.
 (7) Includes 12,500 shares held in trust and 8,348 shares held by Mr. Gholson's wife, as to which he disclaims beneficial ownership. Also, includes 3,736 shares in trust over which Mr. Gholson has sole voting and investment power.
 (8) Includes 12,688 shares held in an employee stock ownership plan with respect to which Mr. Griffin has voting power. Also, 5,692 shares held in a Profit Sharing Plan, as to which Mr. Griffin exercises investment and voting control and 193 shares in an IRA held by Mr. Griffin's wife, as to which he disclaims beneficial ownership. Also includes exercisable options for 4.011 shares over which he has no investment or voting control.
 (9) Includes 24,802 shares held by NBC's employee stock ownership plan with respect to which Mr. Harper has voting power.
(10) Includes 34,285 shares held by NBC's employee stock ownership plan with respect to which Mr. Mallory has voting power.
(11) Includes 5,961 shares held by NBC's employee stock ownership plan with respect to which Mr. Prince has voting power.
(12) Includes 191,928 shares held by Estate of J. R. Scribner with respect to which Mr. Prude and Ms. Prude share voting power.
(13) Includes 59,432 shares held by trust with respect to which director is a trustee and as to which he has sole voting power.
(14) Includes 2,432 shares held in trust and 47,568 shares held in a partnership as to which Mr. Prude and Ms. Prude share investment and voting power.
(15) Includes 29,688 shares held in a trust as to which Mr. Puckett has shared voting and investment power, 2,168 shares owned by a corporation as to which Mr. Puckett has sole voting and investment power, 6,316 shares as to which Mr. Puckett serves as custodian for his children, and 500 shares owned by Mr. Puckett's wife as to which he disclaims beneficial ownership.
(16) Includes 1,288 shares owned by Dr. Ratcliff's wife as to which he disclaims beneficial ownership, and 200 shares as to which Dr. Ratcliff serves as custodian for his grandchild and over which he has sole voting and investment power.
(17) Includes 9,368 shares owned by Mr. Smith's wife as to which he disclaims beneficial ownership.
(18) Includes 58 shares owned by NBC's employee stock ownership plan with respect to which Mr. Haston has voting power.
(19) Where shares of common stock are deemed to be beneficially owned by more than one director and/or executive officer, they are included only once in the total number of shares beneficially owned by all directors and executive officers as a group.

Executive Officers

   The following table sets forth information with respect to the executive officers of NBC on December 31, 1999. Unless otherwise indicated, the information under the caption "Position and Business Experience" describes the officer's business experience for the past five years.

      Officer Name       Since Age         Position and Business Experience
      ------------       ----- ---         --------------------------------
Lewis F. Mallory, Jr.... 1965   57 Chairman of the Board and Chief Executive
                                   Officer, National Bank of Commerce and NBC

Mark A. Abernathy....... 1994   43 President and Chief Operating Officer, National
                                   Bank of Commerce and NBC since December 1997,
                                   Executive Vice President and Chief Operating
                                   Officer of National Bank of Commerce and NBC
                                   from August 1994 through December 1997

Donald J. Bugea, Jr..... 1991   46 Executive Vice President and Investment Officer,
                                   National Bank of Commerce and Vice President of
                                   NBC

John R. Davis........... 1986   44 Senior Vice President and Trust Officer,
                                   National Bank of Commerce and Vice President of
                                   NBC since January 1999, Vice President and Trust
                                   Officer of National Bank of Commerce from
                                   January 1991 through December 1998

Clifton B. Fowler....... 1990   51 President, Starkville Banking Center National
                                   Bank of Commerce and Vice President of NBC

Bobby L. Harper......... 1966   58 Executive Vice President, Banking Center
                                   Administration, National Bank of Commerce and
                                   Chairman of the Executive Committee of NBC

Richard T. Haston....... 1996   53 Executive Vice President and Chief Financial
                                   Officer, National Bank of Commerce and Executive
                                   Vice President, Chief Financial Officer and
                                   Treasurer of NBC since January 1997, Senior Vice
                                   President--Finance, National Bank of Commerce
                                   and NBC from September 1996 through December
                                   1996, Executive Vice President and Chief
                                   Financial Officer of Legacy Securities from
                                   April 1996 through September 1996, and President
                                   and Chief Financial Officer of Calibre Financial
                                   Group from June 1993 through March 1996

Thomas J. Prince, Jr.... 1979   58 Executive Vice President, Division Manager of
                                   Consumer Financial Services, National Bank of
                                   Commerce and Vice President of NBC since April
                                   1998, President of Aberdeen Banking Center,
                                   National Bank of Commerce and Vice President of
                                   NBC from January 1985 through April 1998

Tommy M. Tomlinson...... 1983   46 Executive Vice President, Credit Administration,
                                   National Bank of Commerce and Vice President of
                                   NBC since January 1999, Executive Vice President
                                   and Senior Credit Officer of the Starkville
                                   Banking Center of National Bank of Commerce from
                                   January, 1996 through December, 1998 and Senior
                                   Vice President and Senior Credit Officer of the
                                   Starkville Banking Center of National Bank of
                                   Commerce from October, 1994 through December,
                                   1995

Executive Compensation

   The following table sets forth the compensation for services in all capacities to NBC for the fiscal years ending December 31, 1999, 1998 and 1997, of the Chief Executive Officer of NBC and each of the four most highly compensated executive officers of NBC other than the Chief Executive Officer:

                           SUMMARY COMPENSATION TABLE

                                                                  All Other
       Name and Principle Position         Year Salary  Bonus  Compensation(1)
       ---------------------------         ---- ------- ------ ---------------
Lewis F. Mallory, Jr...................... 1999 272,000 92,200     *8,800
 Chairman of the Board and Chief Executive
  Officer,                                 1998 253,000 88,550      8,789
 National Bank of Commerce and NBC         1997 253,000 88,550      5,515

Mark A. Abernathy......................... 1999 160,000 52,800     *5,977
 President and Chief Operating Officer,    1998 153,000 50,490      5,235
 National Bank of Commerce and NBC         1997 153,000 50,490      5,105

Richard T. Haston......................... 1999 120,000 36,000     *6,400
 Executive Vice President and Chief
  Financial Officer,                       1998 115,000 34,500      4,963
 National Bank of Commerce and Executive   1997 108,000 32,400        N/A
 Vice President, Chief Financial Officer
 and Treasurer of NBC

Bobby L. Harper........................... 1999 110,841 33,252     *6,603
 Executive Vice President, Banking Center
  Administration                           1998 110,841 26,939      5,361
 National Bank of Commerce and Chairman of 1997 106,124 32,767      3,575
  Executive Committee of NBC

Thomas J. Prince, Jr...................... 1999  95,130 31,392     *5,507
 Executive Vice President, Consumer
  Financial Services                       1998  89,008 27,000      4,773
 National Bank of Commerce and Vice
  President of NBC                         1997  84,048 18,074      3,356

--------
(1) These amounts include, for 1999, NBC's contributions to the NBC 401-K Thrift Plan of $7,200 for Mr. Mallory, $4,377 for Mr. Abernathy, $4,800 for Mr. Haston, $5,178 for Mr. Harper and $4,270 for Mr. Prince and NBC's contributions to the Employee Stock Ownership Plan of $1,600 for Mr. Mallory, $1,600 for Mr. Abernathy, $1,600 for Mr. Haston, $1,425 for Mr. Harper and $1,237 for Mr. Prince.
(*) The employee stock ownership portion of the 1999 "All Other Compensation" is a good faith estimate because allocation data has not been received from the actuarial firm responsible for the administrative record keeping for the ESOP. The 1997 and 1998 amounts reflect actual amounts.

 Employment Agreements

   NBC is a party to an executive employment agreement with its chief executive officer, Mr. Lewis F. Mallory, Jr. The agreement, which expires on December 31, 2003, provides Mr. Mallory with continued employment for a period of five years from the date of a material change of ownership of NBC and ensures that during this period of employment, his salary, bonuses and benefits are at least equal to those currently paid by NBC. In the event of a change in control of NBC (defined as sale, transfer or exchange of 80% or more of the capital stock), NBC is required to pay Mr. Mallory a termination benefit equal to three times the average of the aggregate annual compensation paid during the five calendar years preceding such change in control. If Mr. Mallory were terminated today, he would receive a lump sum payment of $1,044,502 under the agreement. In the absence of a material change in ownership or change in control, Mr. Mallory's employment may be terminated by NBC at the discretion of the board of directors, without any payment being made.

 Benefit Plans

 Defined Benefit Plan

   NBC maintains a retirement plan for employees who are 21 years or older who have completed at least one year of service. The following table specifies the estimated benefits payable upon retirement at age 65 under the plan to persons in the following remuneration and years of service classifications. The benefits are computed based upon a "life and 10 years certain" basis.

                                                  Years of Service
                                       ---------------------------------------
   5 Year Average Annual Earnings        10      20      30      40      45
   ------------------------------      ------- ------- ------- ------- -------
   $ 50,000........................... $ 7,097 $14,194 $21,291 $25,465 $26,090
     75,000...........................  11,472  22,944  34,416  41,090  42,027
    100,000...........................  15,847  31,694  47,541  56,715  57,965
    125,000...........................  20,222  40,444  60,666  72,340  73,902
    156,000*..........................  25,647  51,294  76,941  91,715  93,665

--------
* Based on annual compensation limits of $150,000 for 1995 and 1996 and $160,000 for 1997-1999.

   Benefits payable under the retirement plan are based on a formula that takes into account the individual's average compensation using the five highest earnings years and the number of years of credited service. Average compensation includes the salaries of executive officers set forth in the Summary Compensation Table but excludes bonuses and contributions by NBC to employee benefits plans.

   Benefits under the retirement plan are fully vested upon completion of a stated period of service. Benefits are not subject to any deduction for Social Security benefits or other offset amounts and are payable at age 65.

   Credited years of service for those officers whose compensation is disclosed in the Summary Compensation Table follows:

                                                     Credited Years     Year
                                                      of Service as  Individual
                                                           of         Reaches
                         Name                        January 1, 2000   Age 65
                         ----                        --------------- ----------
   Lewis F. Mallory, Jr.............................        34          2008
   Mark A. Abernathy................................         5          2022
   Richard T. Haston................................         3          2011
   Bobby L. Harper..................................        33          2006
   Thomas J. Prince.................................        20          2006

 Nonqualified Deferred Compensation Plan

   NBC maintains for the benefit of the named executive officers and certain other key employees a nonqualified deferred compensation plan that is financed by individual life insurance policies. Upon retirement, each participant is entitled to receive a portion of the cash value of the policy, payable in installments. At death, a participant's beneficiaries or heirs are entitled to receive a portion of the death benefit. NBC currently receives a portion of the cash value of each policy and, upon the death of each participant, a portion of the death benefit. NBC receives its portion of the cash value before any benefit accrues to the participant. The amount received is sufficient to compensate NBC, at a rate equal to the one-year treasury, for the funds invested in the policies. This effectively makes this plan revenue neutral for NBC.

 Long Term Incentive Awards

   NBC provides a phantom stock benefit plan whereby the value of shares of NBC's common stock has been assigned for the benefit of Messrs. Mallory and Abernathy, respectively, payable upon the earlier of their disability, death or normal retirement at age 65. Under the terms of the plan, retirement payments will be equal to the fair market value of the stock plus any cash or stock dividends paid since the adoption of the plan. The December 31, 1999, values of Messrs. Mallory's and Abernathy's interests in the plan are reflected below:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                     Number of Securities      Value of Unexercised
                                                    Underlying Unexercised   In-The-Money Options/SARs
                            Shares                  Options/SARs At Fiscal              At
                         Acquired On     Value           Year-End (#)           Fiscal Year-End ($)
          Name           Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ------------ ------------ ------------------------- -------------------------
Lewis F. Mallory, Jr....       0            0                   0[E]                       0[E]
                                                          6,434.4[U]                $214,667[U]
Mark A. Abernathy.......       0            0                   0[E]                       0[E]
                                                          2,000.0[U]                $ 66,330[U]

Salary Committee Report on Executive Compensation

   The salary committee of the board of directors of NBC is responsible for approving the salaries of the executive officers who are also directors of NBC, as well as reviewing the compensation of the other executive officers. For 1999, members of this committee, which reports its recommendations to the full board, were Robert S. Jones (chairman), J. Nutie Dowdle, Hunter M. Gholson, Robert D. Miller, James R. Prude, Sarah Scribner Prude, Allen B. Puckett, III and Henry S. Weiss. All members of the committee are non-employee directors.

   The committee develops its recommendations after reviewing information compiled by Watson Wyatt, an actuarial and consulting company with offices in principal cities around the world. Watson Wyatt annually provides recommended salary adjustments on all of NBC's salaried positions. Watson Wyatt was retained in 1985 to design and implement a Salary Administration Program, which would provide a basis for paying fair and competitive salaries throughout NBC, while including a pay for performance philosophy as an underlying principle.

   It is the policy of NBC to pay fair and equitable salaries based on the relative value of each position to NBC, giving due consideration to compensation paid for comparable work by peer companies of similar size and financial performance in its geographical area. NBC's policy is intended to foster the following goals:

  (1) attract and retain highly qualified individuals by paying salaries which are competitive in the market place;

  (2) provide maximum motivation to employees by paying salaries within the latitude of established salary grade ranges, based on individual job performance; and

  (3) promote a progressive work force through which NBC can attain its objectives.

   To support NBC in these goals, Watson Wyatt annually surveys the market to determine the value of each salaried position. This survey data, the individual's level of responsibility, the length of experience at this level, job performance (reviewed annually using a formal management performance appraisal process), and NBC's financial performance become components of a written salary recommendation provided by Watson Wyatt. The salary committee evaluates Watson Wyatt's recommendations, gives additional consideration to recommendations of the CEO for subordinate executive officers, and makes adjustments as necessary to maintain internal equity in keeping with budgetary considerations. The committee's action is subject to approval by the full board of directors, excluding those directors who also serve as officers. The board of directors did not modify or reject in any material way any action or recommendation of the salary committee for 1999.

   Based upon the salary committee's recommendation, the board of directors has established a discretionary bonus policy which distributes to all staff (excluding certain senior officers) a portion of earnings exceeding a specific annual income goal. For general staff, participation in such bonus pool, if any, is determined by the pro rata share to total participating salaries of all staff participating in the bonus pool.

   The chief executive officer, certain other executive officers of NBC, including those executives whose compensation is disclosed in the Summary Compensation Table, and certain senior officers and lending officers of National Bank of Commerce and subsidiaries participate in a separate bonus plan based upon the attainment of certain pre-determined goals. Their plans were developed to optimize the profitability and growth of NBC and motivate certain personnel of NBC through the award of compensation based on the attainment of stated performance objectives. The chief executive, chief operating, chief financial and certain other officers' bonuses are based upon the attainment of the consolidated corporate income goal, as well as a specific annual return on average asset goal. The other executive officers and certain other officers participate in a plan that is based upon the attainment of the consolidated corporate income goal and certain performance goals for their respective areas of responsibility. All individual goals are intended to support the achievement of the overall corporate goals.

   Incentive compensation awards for 1999 were predicated upon NBC reaching a minimum threshold of performance. The minimum performance threshold was exceeded and actual performance, as provided for by the plan, was utilized to calculate the incentive awards payable to participants. The committee was responsible for the approval of all awards under the plan, which include a total of $245,644 awarded to Messrs. Mallory, Abernathy, Haston, Harper and Prince as participants during 1999. Of this amount, $92,200 was awarded to Mr. Mallory, which represents an amount equal to 35% of his salary.

                                          Respectfully submitted,

                                          The Salary Committee of the Board of
                                           Directors,

     Robert S. Jones, Chairman James R. Prude       J. Nutie Dowdle
     Hunter M. Gholson         Sarah S. Prude       Henry S. Weiss
     Robert D. Miller          Allen B. Puckett, III

 Market Comparisons

   The Securities and Exchange Commission requires that NBC include in its proxy statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by NBC. The broad market index used in the graph is the NASDAQ Market Index. NBC has chosen to use Media General Financial Services Industry Group 045-EAST SOUTH CENTRAL BANKS as its peer group index. A list of the companies included in that index follows the graph presentation.

   The graph presentation assumes that $100 was invested in shares of relevant issuers on January 1, 1995, and the dividends were immediately invested in additional shares. The value of the initial $100 investment is shown at one-year intervals for a five-year period ending December 31, 1999. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer's market capitalization.




                FIVE-YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY,
                        NASDAQ MARKET AND MG GROUP INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period
(Fiscal Year Covered)          NBC         NASDAQ      MG GROUP
---------------------        -------       -------     --------
Measurement point            $100.00       $100.00      $100.00
1995                         $120.86       $129.71      $148.91
1996                         $140.23       $161.18      $188.81
1997                         $193.02       $197.16      $326.72
1998                         $244.23       $278.08      $311.16
1999                         $178.72       $490.46      $258.80

                MG INDUSTRY GROUP 045-EAST SOUTH CENTRAL BANKS:

ACADIANA BANCSHARES INC    COMMUNITY TRUST BNCP INC   MIDSOUTH BANCORP
ADMIRALTY BANCORP CL B     COMPASS BANCSHARES INC     NATIONAL COMMERCE BANCP
ALABAMA NATIONAL BANCORP   CRESCENT BANKING COMPANY   PEOPLES BANCTRUST CO
AMSOUTH BANCORPORATION     EASTERN VIRGINIA BNKSHRS   PEOPLES HOLDING CO
AREA BANCSHARES CORP       EUFAULA BANCCORP INC       PREMIER FINANCIAL BANCP
AUBURN NATIONAL BANC INC   FARMERS CAPITAL BANK CP    REGIONS FINANCIAL CORP
BANC CORPORATION           FIRST M & F CORPORAITON    REPUBLIC BANKING CORP
BANCORPSOUTH INC           FIRST TENNESSEE NATL CP    S.Y. BANCORP INC
BANK OF THE OZARKS INC     FIRST UNITED BANCSHARES    SIMMONS FIRST NATL CORP
BANKFIRST CORPORATION      FLORIDA BANKS INC          SOUTH ALABAMA BANCORP
BRITTON & KOONTZ CAP CP    FNB CORPORATION (VA)       SOUTHTRUST CORP
CARDINAL FINANCIAL CORP    HANCOCK HOLDING CO         TRUSTMARK CORP
CBT CORP                   HIBERNIA CORP A            UNION PLANTERS CORP
CNB FLORIDA BANKSHARES     ISB FINANCIAL CORP         UNITED FINANCIAL HOLDING
COLONIAL BANCGROUP CL A    LAMAR CAPTIAL CORP         WHITNEY HOLDING CORP
COMMUNITY FINANCIAL GRP    MID-AMERICA BANCORP

Salary Committee Interlocks and Insider Participation in Compensation Decisions

   All members of the salary committee are non-officer directors. Member Hunter
M. Gholson is a partner in a law firm which was retained by NBC during 1999 and which is anticipated to be retained during 2000. During 1999, no executive officer of NBC or any of its subsidiaries served as a member of the salary committee (or other board or committee performing similar functions) or the board of directors of another entity, one or more of whose executive officers served on the executive committee or the NBC board of directors.

          CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS

   During the calendar year 1999, the law firm of Gholson, Hicks and Nichols rendered legal services to NBC and its subsidiary and billed for those services, for which it was compensated. Director Hunter Gholson is associated with Gholson, Hicks and Nichols, a professional association. Gholson, Hicks, and Nichols received a total of $207,325 in legal fees from NBC during the calendar year 1999.

   Certain directors and officers of NBC, businesses with which they are associated, and members of their immediate families are customers of NBC and had transactions with NBC in the ordinary course of its business during the years ended December 31, 1999, and 1998. As of December 31, 1999, the aggregate principal amount of indebtedness (including unfunded commitments) owed to NBC by NBC management and these related parties was $26,380,000. This indebtedness comprised approximately 4.23% of the total currently outstanding loans, net of unearned interest, as of December 31, 1999. In the opinion of the board of directors, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

                                 OTHER MATTERS

   NBC's management is not aware of any other matters to be brought before the NBC annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   NBC's consolidated financial statements for the year ended December 31, 1999, were audited by the firm of T. E. Lott & Company. T. E. Lott & Company has also been appointed to audit NBC's financial statements for 2000. A representative of T. E. Lott & Company is expected to be present at the annual meeting, with the opportunity to make any statement he or she desires at that time, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires NBC's directors, executive officers, and any person beneficially owning more than ten percent of NBC's Common stock to file reports of securities ownership and changes in that ownership with the Commission. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the Commission to furnish NBC with copies of all Section 16(a) forms they file.

   Based solely upon a review of the copies of such forms filed during 1999, NBC believes that during the fiscal year ended December 31, 1999, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for Henry S. Weiss, who filed a late Form 4 for 1,412 shares acquired through a private transaction on November 30, 1999.

                           PROPOSALS OF SHAREHOLDERS

   At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. The board of directors may also submit other matters to the shareholders for action at the annual meeting. Shareholders of NBC may also submit proposals for inclusion in the proxy materials. Proposals of shareholders intended to be presented at the 2001 annual meeting of shareholders must be received by Lewis F. Mallory, Jr., Chairman of the Board and Chief Executive Officer of NBC at 301 East Main Street, Starkville, Mississippi 39759, no later than Tuesday, February 15, 2001, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

   Upon the written request of any record holder or beneficial owner of the shares entitled to vote at the annual meeting, NBC, without charge, will provide a copy of its annual report on Form 10-K for the year ended December 31, 1999, which was filed with the Securities and Exchange Commission on March 31, 2000. Requests should be mailed to Richard T. Haston, Executive Vice President and Chief Financial Officer, at P.O. Box 1187, Starkville, Mississippi, 39760.

                            NBC CAPITAL CORPORATION
                            Starkville, Mississippi
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 11, 2000

  The undersigned shareholder(s) hereby appoint(s) Robert L. Calvert, III,
Sa rah Scribner Prude, Allen B. Puckett, III and Sammy J. Smith or any one of them, (with full power to act alone), proxies for the undersigned to attend the annual meeting of the shareholders of NBC Capital Corporation to be held on Tuesday, April 11, 2000, at 5:00 p.m. at 301 East Main Street, Starkville, Mississippi, and any and all adjournments, thereof, with full power for any of them to appoint and to revoke the appointment of a substitute for themselves at such meeting or at any and all adjournments thereof, and to vote as many shares of the capital stock of NBC Capital Corporation as the undersigned would be entitled to vote if personally present.

  This proxy will be voted as directed below on the proposals set forth in the proxy statement of the meeting.

ITEM 1. To elect twenty three directors of NBC Capital Corporation to serve until the 2001 annual meeting, or until their successors are duly elected and qualified.

                      [_] FOR [_] WITHHOLD AUTHORITY

ITEM 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

                      [_] FOR [_] AGAINST [_] ABSTAIN

(INSTRUCTION: To withhold authority to vote for any individual nominee check the box above to vote "FOR" all nominees and strike a line through the nominee's name in the list below. Holders of common stock may cumulate their votes for one or more directors. To cumulate votes, place the number of votes for a director on the line next to such director's name)

The Board of Directors recommends a vote "FOR" all nominees listed below.

____Lewis F. Mallory, Jr.     ____J. Nutie Dowdle          ____Robert S. Jones         ____Allen Puckett, III
____Mark A. Abernathy         ____Clifton B. Fowler        ____Robert D. Miller        ____Dr. James C. Ratcliff
____David Byars               ____James C. Galloway, Jr.   ____Ralph E. Pogue          ____Sammy J. Smith
____Robert S. Caldwell, Jr.   ____Hunter M. Gholson        ____Thomas J. Prince, Jr.   ____H. Stokes Smith
____Robert L. Calvert, III    ____E. Frank Griffin, III    ____James R. Prude          ____Henry S. Weiss
____Robert A. Cunningham      ____Bobby Harper             ____Sarah Scribner Prude

  NOTE: Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s). Please mail in the accompanying postage paid envelope.

                                         Date:_________________________________

                                         ______________________________________
                                         Signature of Stockholder

                                         Date:_________________________________

                                         ______________________________________
                                         Signature if held jointly